SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 1, 2001



                              SITESTAR CORPORATION
             (Exact name of registrant as specified in its charter)




        Nevada                       000-27763                   88-0397234
        ------                       ---------                   ----------
(State of  Incorporation)    (Commission File Number)          (IRS Employer
                                                            Identification No.)
=



           15303 Ventura Boulevard, Suite 1510, Sherman Oaks, CA 91403
               (Address of principal executive offices) (Zip Code)


                                 (818) 380-8180
              (Registrant's telephone number, including area code)


           16133 Ventura Boulevard, Suite 635,Encino, California 91436 (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Effective July 1, 2001, we have consummated the acquisition of Advanced Internet Services, Inc. a North Carolina corporation which is a successor in interest to two sole proprietorships one having the same name as the corporation and the other with the name Professional Data Systems ( collectively "ADVI") for $331,418 worth of Sitestar Corporation common stock; $150,000 cash and a non-interest bearing promissory note payable in 24 quarterly installments of $48,986. ADVI is an internet service provider located in Mt. Airy, North Carolina with approximately 3,000 subscribers.

We believe the acquisition of ADVI will enhance our primary strategy of consolidating small Internet service providers in the rural markets of the mid-Atlantic region by enlarging our service footprint. This recent acquisition increases our Internet access customer base to over 15,000 subscribers.


Item 7. Financial Statements and Exhibits


     (a)  Financial statements of business acquired.

     Audited financial statements of ADVI are not required as the purchase of ADVI is not considered a significant subsidiary


     (b)  Pro forma financial information.

     Not applicable


     (c)  Exhibits

                                  Exhibit Index


       Exhibit No.               Description
       -----------               -----------

           99.1 Stock Tender and Exchange Agreement dated July 1, 2001 for the purchase of Advanced Internet Services, Inc., a North Carolina corporation

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 10, 2001

                                              SITESTAR CORPORATION



                                        By:  /s/ Frederick Manlunas
                                             ---------------------------
                                            Name:  Frederick Manlunas
                                            Title:     Chairman